Registration No. 333-129464
As filed with the Securities and Exchange Commission on July 7, 2009.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
CHS Inc.
(Exact name of registrant as specified in its charter)

Minnesota	41-025105

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
5500 Cenex Drive
Inver Grove Heights, Minnesota 55077
(Address of registrant’s principal executive offices,
including zip code)
CHS INC. DEFERRED COMPENSATION PLAN
(Full title of the plan)

David Kastelic	Copies to:
Senior Vice President and General Counsel CHS Inc. 5500 Cenex Drive Inver Grove Heights, Minnesota 55077 (651) 355-3712 (Name, address and telephone number, including area code, of agent for service)	Michael Clausman Steven Shogren Dorsey & Whitney LLP 50 South Sixth Street, Suite 1500 Minneapolis, Minnesota 55402-1498 (612) 340-2600 Facsimile: (612) 340-8738
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE
     On November 4, 2005, CHS Inc. (the “Registrant”) filed a Registration Statement on Form S-8, File No. 333-129464 (the “Registration Statement”), with the Securities and Exchange Commission (the “SEC”) registering under the Securities Act of 1933, as amended (the “Securities Act”), $55 million of deferred compensation obligations to be issued from time to time under the CHS Inc. Deferred Compensation Plan (the “Plan”) to participants in the CHS Inc. Share Option Plan (the “Share Option Plan”) as described in the Registration Statement. Pursuant to the terms of the Share Option Plan, as amended, effective December 10, 2005, options under the Share Option Plan which were not exercised on or prior to December 9, 2005 were converted into account balances under the Plan. In accordance with these terms, effective December 10, 2005 $42,467,666.32 of deferred compensation obligations were issued under the Plan to Share Option Plan participants who had not exercised options under the Share Option Plan. There are currently no further amounts to be credited to Plan accounts from unexercised options under the Share Option Plan.
     In accordance with the undertaking contained in Part II, Item 9 of the Registration Statement and pursuant to Item 512(a)(3) of Regulation S-K, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to remove from registration under the Registration Statement the deferred compensation obligations which remain unissued in the amount of $12,532,333.68 under the Registration Statement as of the date hereof.

SIGNATURES
EXHIBIT INDEX

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Inver Grove Heights, State of Minnesota, on July 7, 2009.

CHS INC.
By:	/s/ John Schmitz
John Schmitz
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on July 7, 2009.

Signature	Title
/s/ John D. Johnson	President and Chief Executive Officer
John D. Johnson	(principal executive officer)

/s/ John Schmitz	Executive Vice President and Chief Financial Officer
John Schmitz	(principal financial officer)

/s/ Jodell Heller	Vice President and Controller
Jodell Heller	(principal accounting officer)

*	Chairman of the Board of Directors
Michael Toelle

*	Director
Bruce Anderson

*	Director
Donald Anthony

*	Director
Robert Bass

*	Director
Dennis Carlson

*	Director
Curt Eischens

*	Director
Steve Fritel

*	Director
Jerry Hasnedl

Director
David Kayser

*	Director
James Kile

*	Director
Randy Knecht

Director
Greg Kruger

Signature	Title
*	Director
Michael Mulcahey

*	Director
Richard Owen

Steve Riegel	Director

Daniel Schurr	Director

*	Director
Duane Stenzel

*	By:	/s/ John Schmitz
John Schmitz
Attorney-in-fact

EXHIBIT INDEX

24.1	Power of Attorney (incorporated by reference to our Registration Statement on Form S-8 (File No. 333-129464) filed with the SEC on November 4, 2005).